CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As the independent registered public accounting firm, we hereby consent to the use of our report dated February 2, 2011, for New Frontiers KC India Fund, a series of New Frontiers Trust, and to all references to our firm included in or made a part of this Pre-Effective Amendment No. 3 under the Securities Act of 1933 and Pre-Effective Amendment No. 3 under the Investment Company Act of 1940 to the New Frontiers Trust’s Registration Statement on Form N-1A.

COHEN FUND AUDIT SERVICES, LTD.

Westlake, Ohio

February 2, 2011